Exhibit (j)	Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" for Heartland Mid Cap Value Fund (one of the portfolios constituting Heartland Group, Inc.) in this Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

October 30, 2014